Exhibit 10.1(b)

Cambridge Bancorp

Amended 1993 Stock Option Plan

Restricted Stock Unit Agreement

Cambridge Bancorp, a Massachusetts corporation (the “Company”), hereby grants to the Grantee (as defined below), and the Grantee accepts, restricted stock units (“RSUs”) representing the unfunded and unsecured right, subject to forfeiture, to receive shares of the Company’s Common Stock, $1.00 par value, in accordance with the terms of this Restricted Stock Unit Agreement (the “Agreement”).

Name of Grantee:

Target Number of Restricted Stock Units:

Date of Grant: January 23, 2017

Performance Period: January 1, 2016-December 31, 2018

Long-Term Incentive Instrument

To reward future performance and align management’s interests with those of shareholders, the Committee hereby awards the Target Number of Restricted Stock Units specified above, as adjusted based on the provisions of this Agreement. Vesting will be based on 3-year performance as measured by both the Company’s 3-year average return on assets (“ROA”) and 3-year average diluted earnings per share (“EPS”) growth. Both metrics will be based on performance relative to an “Industry Index.”

RSUs will vest and settle (“payout”) in shares of Common Stock on the Determination Date following the end of the 3-year Performance Period specified above based on actual performance of each of the ROA and EPS metrics. The final number of RSUs available pursuant to this Agreement can range between 0% (if the minimum threshold of neither performance metric is achieved) and 200% (but not more than 200%) of the Target Number of Restricted Stock Units. The Committee, in its discretion, shall determine the extent to which any performance metrics are satisfied.

Performance RSU Metrics

The table below summarizes the performance metrics and payout ranges. Payouts in-between threshold and stretch will be interpolated based on a linear slope.

Each of the 2 performance metrics – 3-year average ROA and 3-year average diluted EPS growth – will be equally weighted, so that each will account for 50% of the total performance opportunity. In addition, the threshold level of performance must be met with respect to at least one of the metrics in order to receive a payout.

The final number of vested RSUs available pursuant to this Agreement is calculated by the Committee on the basis of each individual metric, and then averaged to calculate the final award payout. Any resulting fractional unit is rounded up to the nearest whole share.

	Threshold	Target	Stretch

Relative 3-year average	25th percentile	50th percentile	90th percentile
ROA and 3-year average diluted EPS growth (incentive opportunity goal)

Payout	25% of award	100% of award	200% of award

IN WITNESS WHEREOF, the Company has caused this Agreement (including the terms and conditions in Exhibit A hereto) to be executed by its duly authorized officer, and the Grantee has hereunto set his or her hand, accepting and agreeing to be bound by the terms and conditions of this Agreement and the Cambridge Bancorp Amended 1993 Stock Option Plan.

CAMBRIDGE BANCORP		THE GRANTEE

By:
Signature:

Title:	SVP, Director of Human Resources	Date:

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Exhibit A

Terms and Conditions of Restricted Stock Unit Award

1. Plan Incorporated by Reference. This Agreement is issued pursuant to the Company’s Amended 1993 Stock Option Plan, as amended and in effect from time to time (the “Plan”). This Agreement does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. Copies of the Plan may be obtained upon request without charge from the Company.

2. Certain Provisions. As used in this Agreement, the following terms shall have the following meanings. Capitalized terms not defined in this Section 2 are defined elsewhere in this Agreement or in the Plan.

(a) “Industry Index” means an index selected by the Committee consisting of all the bank- and thrift-holding companies (and any bank or thrift whose financial statements are not consolidated with those of a holding company) that, as of the end of the Performance Period, (i) are headquartered in one of the New England states or the states of Pennsylvania, New Jersey and New York, (ii) have a class of shares traded on a national stock exchange or the OTC Bulletin Board, (iii) have total assets between $500 million and $5 billion and (iv) have published audited financial statements for each of the 3 consecutive fiscal years ending on a date within the last year of the Performance Period; provided that the Committee may make such adjustments to the composition of the index as it deems appropriate to account for unforeseen circumstances involving the constituent institutions.

(b) The 3-year average ROA and 3-year average diluted EPS growth achieved by the Company over the Performance Period and the Company’s percentiles relative to the Industry Index shall be as determined by the Committee consistent with the accounting methods used by the Company in preparing its audited financial statements for the fiscal years within the Performance Period.

(c) “Determination Date” means the date on which the Committee has completed the determinations described in Section 2(b) during the calendar year immediately following the end of the Performance Period.

(d) “Cause” means termination by the Company or an Affiliate upon:

(i) The willful failure by Grantee to substantially perform his or her duties with Cambridge Trust Company (the “Bank”) (other than any such failure resulting from his or her incapacity due to physical or mental illness), within 10 days after a demand for substantial performance is delivered to Grantee by the Board that specifically identifies the manner in which the Board believes that Grantee has not substantially performed his or her duties;

(ii) The willful engagement by Grantee in misconduct that is or foreseeably will be materially injurious to the Company or an Affiliate, monetarily or otherwise; or

(iii) A breach of a fiduciary duty, fraud or dishonesty relating to the Company or an Affiliate, or conviction of (or plea of nolo contendere to) a crime.

For purposes of this Agreement, no act or failure to act, on Grantee’s part shall be considered “willful” unless done, or omitted to be done, by Grantee not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company and its Affiliates.

Notwithstanding the foregoing, Grantee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Grantee a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board (with Grantee not voting if a director) at a meeting of the Board called and held for the purpose (after reasonable notice to Grantee and an opportunity for Grantee, together with Grantee’s counsel, to be heard before the Board) finding that in the good faith opinion of the Board Grantee engaged in the conduct set forth above and specifying the particulars thereof in detail.

3. Delivery of Shares in Settlement of RSUs. With respect to any RSUs that become vested as provided herein, the Company shall issue and deliver to the Grantee the number of shares of Common Stock equal to the number of vested RSUs. Delivery shall be made to the Grantee as soon as practicable following the Determination Date but no later than the end of the year following the final year of the Performance Period (the “Distribution Date”).

Any shares of Common Stock issued pursuant to this Restricted Stock Unit Agreement shall be issued, without issue or transfer tax, by (a) delivering a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or treasury shares of its Common Stock as the Company may elect or (b) issuance of shares of its Common Stock in book entry form; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. If the Grantee fails to pay for or accept delivery of all of the shares, the right to shares of Common Stock provided pursuant to this RSU may be terminated by the Company.

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4. Grantee’s Death or Disability. Notwithstanding any provision of the Plan or this Agreement to the contrary, the RSUs granted hereby shall be deemed vested in an amount equal to the Target Number of Restricted Stock Units in the event of the termination of the Grantee’s employment with the Company or an Affiliate before the end of the Performance Period as a result of the Grantee’s death or disability (as defined in Section 22(e)(3) of the Code (“Disability”)), and the Company shall issue, in accordance with the otherwise applicable provisions of Section 3, shares of Common Stock in settlement of the vested RSUs as soon as reasonably practical following death or Disability.

5. Forfeiture of Restricted Stock Units. Upon termination of the Grantee’s employment with the Company or an Affiliate before the end of the Performance Period for any reason other than for Cause or the Grantee’s death or Disability, the Grantee shall be permitted to retain a number of RSUs equal to the Target Number of Restricted Stock Units multiplied by the full number of months completed in the Performance Period divided by the number of months in the entire Performance Period. All remaining RSUs shall be irrevocably forfeited and no shares of Common Stock shall be issuable with respect to the forfeited RSUs.

The adjusted Target Number of Restricted Stock Units shall remain subject to the performance metrics and Common Shares representing vested RSUs shall not be delivered earlier than the date otherwise provided in Section 3.

6. Change in Control. In order to preserve the Grantee’s rights under this Agreement, notwithstanding any other provision of this Agreement, upon a Change in Control of the Company that occurs before the end of the Performance Period, the RSUs shall be deemed vested with respect to such number of units (not greater than the maximum number provided for herein) as is determined by the Committee in its discretion to be equitable in the circumstances, and the Company shall issue the Grantee shares of Common Stock in settlement of the vested units, effective upon (but conditioned on) the Change in Control. For purposes of this Agreement, a “Change in Control” of the Company means either of the following:

(a) A change in control of a nature that would be required to be reported by the Company or Bank in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company or the Bank in fact is required to comply with Regulation 14A thereunder; or

(b) The acquisition of “control” as defined in the Bank Holding Company Act of 1956, as amended, or the regulations thereunder, or as defined in the Change in Bank Control Act of 1978, as amended, or the regulations or guidance thereunder, of the Company or the Bank by any person, company or other entity; provided that, without limitation, a Change in Control shall be deemed to have occurred if:

(i) Any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Bank or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) During any period of 2 consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this Subsection) whose election by the Board or nomination for election by the Company’s or Bank’s stockholders was approved by a vote of at least ⅔rds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The stockholders of Company or Bank approve a merger or consolidation of Company or Bank with any other corporation, other than amerger or consolidation that would result in the voting securities of Company or Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least ⅔rds of the combined voting power of the voting securities of Company or Bank or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) The stockholders of Company or Bank approve a plan of complete liquidation of Company or Bank or an agreement for the sale or disposition by Company or Bank of all or substantially all Company’s or Bank’s assets.

Notwithstanding anything to the contrary contained in this Agreement, the acquisition by a person (or persons acting in concert) of less than 25% of the voting securities of Company, under circumstances where the Federal Reserve Board (under regulations

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or guidance pursuant to the Change in Bank Control Act of 1978, as amended) presumes that such acquisition constitutes the acquisition of control of Company, shall not be deemed a “Change in Control” for any purpose under this Agreement.

7. No Rights as Stockholder. The Grantee shall have no right in, to or with respect to any shares of Common Stock (including voting rights or rights with respect to dividends paid on the Common Stock) issuable under this Agreement unless and until shares of Common Stock have been issued in settlement of vested RSUs.

8. Tax Withholding. It shall be a condition to the issuance of shares of Common Stock in settlement of any vested RSUs that the Grantee shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in connection with this Agreement no later than the Distribution Date. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Grantee. The Committee may, in its discretion, cause the Company to withhold from the shares of Common Stock delivered to the Grantee on the Distribution Date such number of shares as the Committee determines is necessary to satisfy the minimum tax obligations required by law to be withheld, valued at their Fair Market Value on the Distribution Date, or such other amount as would not result in adverse accounting treatment.

9. Settlement. The Company hereby disclaims the right to settle this Agreement in cash pursuant to Section 8(a) of the Plan.

10. Employment. Neither the adoption, maintenance nor operation of the Plan nor this Agreement shall confer upon the Grantee any right with respect to the continuance of his or her employment by the Company or any Affiliate, nor shall they interfere with all rights of the Company or Affiliate to terminate the Grantee at any time or otherwise change the terms of his or her employment free of any liability or claim hereunder, including, without limitation, the right to promote, demote or otherwise re-assign Grantee from one position to another within the Company or any Affiliate.

11. Assignment. No RSUs or other rights or interests of the Grantee under this Agreement or under the Plan may be assigned, encumbered or transferred except by will or the laws of descent and distribution. The Company’s rights hereunder shall be assigned to and inure to the benefit of any corporation the shares of which are substituted or exchanged for shares of Common Stock in any merger, consolidation or share exchange involving the Company.

12. Section 409A of the Code. The RSUs granted hereunder are intended to avoid the potential adverse tax consequences to the Grantee of Section 409A of the Code, and the Committee may make such modifications to this Restricted Stock Unit Agreement as it deems necessary or advisable to avoid such adverse tax consequences.

13. Clawback. Notwithstanding anything in the Agreement to the contrary, all RSUs granted under this Agreement, any shares issued in settlement of RSUs under this Agreement and any gains realized upon settlement of RSUs or the sale of shares issued in settlement of RSUs shall be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

14. Decisions by Committee. The Committee administers the Plan. Any dispute or disagreement that shall arise under, or as a result of, or pursuant to this Agreement shall be resolved by the Committee in its sole and absolute discretion, and any such resolution or any other determination by the Committee under, or pursuant to, this Agreement and any interpretation by the Committee of the terms of this Agreement or the Plan shall be final, binding, and conclusive on all persons affected thereby.

15. Amendment; Termination. The Committee may amend, modify or terminate this Agreement, including substituting therefor another award of the same or a different type, provided that the Grantee’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Grantee.

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